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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (Date of earliest event reported)      DECEMBER 7, 2000
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                        FIRST COMMUNITY BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


        NEVADA                       0-19297                    55-0694814
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State or other jurisdiction    (Commission File Number)      (IRS Employer of
       incorporation)                                       Identification No.)


             P.O. BOX 989, BLUEFIELD, VIRGINIA           24605-0989
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          (Address of principal executive offices)       (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (540) 326-9000
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          (Former name or former address, if changed since last report)




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Item 9. Presentation to Scott and Stringfellow

                     PRESENTATION TO SCOTT AND STRINGFELLOW
                         SCHEDULED FOR DECEMBER 8, 2000

CAUTIONARY STATEMENT

The following discussion and analysis was prepared for use in a conference between Scott & Stringfellow and the Company in anticipation of a meeting to be held on December 8, 2000. Some of the discussion which follows in this Item 9 may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially. Risks that FCBI faces in running its operations include: the challenge of managing of asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; competition generally; the incorporation of new businesses and product lines; and other risks detailed from time to time in FCBI's Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 1999.

COMPANY OVERVIEW AND HISTORY

First Community has a long heritage dating back to 1874 and the predecessors of First Community Bank. The modern day company was formed in 1979 with the organization of First Community Bancshares, Inc. At that time total resources were approximately $200 million. The company was materially transformed in 1990 with the merger with Flat Top Bankshares which vaulted total resources to $515 million and added approximately $327 million in trust assets under management. Through a series of acquisitions the company grew rapidly through the 90's to its present level of $1.2 billion in banking assets and $500 million in trust assets under management.

The strategic direction of the company began to change in 1996 with the first out-of- state acquisition. In 1996 the company acquired the Citizens Bank of Tazewell with two locations in Southwest Virginia and in 1997 acquired the Blue Ridge Bank in North Carolina. Additional branch acquisitions were made in Virginia in 1997 and the company was firmly established as a multi-state bank holding comany with 33 branches in the three state region.

In 1999 the company continued its Virginia expansion with the addition of United First Mortgage, a mortgage-banking firm with 11 offices based in Richmond, Virginia. UFM continues to operate throughout Virginia and throughout the eastern United States through its newly established wholesale division.

The company continues to pursue growth in resources and products through strategic partnerships such as the company's investment in the Community Bankers Insurance
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Center, a Virginia-based consortium of banks, which formed to acquire property and casualty and life and health insurance agencies in Virginia and North Carolina.

GROWTH STRATEGY

Historically, the company followed a strategy of branch placement and bank acquisition, which aligned the company with rural markets, primarily in West Virginia, which were, to a degree, sheltered from competition. This strategy served the company well for a number of years as it remained, for several years, in the top 10% of all banks in the nation based on return on assets and number one in the state of West Virginia in Return On Equity.

Approximately 25% of the company's assets are centered in Mercer County
West Virginia, where the company originated. Through the 80's and 90's the company pursued acquisitions in rural county seats throughout West Virginia in a corridor paralleling interstates I-77 and I-79. This strategy provided growth and diversification of markets and enhanced earnings with the addition of strong core deposits and sources of consumer credit. The company expansion continued with ventures into Virginia in 1996 and North Carolina in 1997. Expansion in these states also focused on markets in rural areas with moderate competitive forces.

Through this series of acquisitions, the company refined its philosophy and processes for identification and assimilation of new banks and became efficient in the addition of operations and new markets and found that its autonomous management approach, retaining local management and providing limited central services proved quite successful. Core competencies including data processing, central accounting, internal audit and credit administration were leveraged over an ever-increasing base of seemingly autonomous regional banks who retained strong local flavor through area CEO's and local decision-making. These regional banks remained heavily involved in area civic activities and were successful in retaining their image as community banks. Local decision-making and a strong culture of local customer service has been key to the success of this expansion strategy.

In recent years, local markets have not yielded desired growth in core deposits and the company has altered its position of targeting branch and bank acquisitions in rural markets. Although the company will continue to develop and serve these markets with great pride, it will also pursue more vibrant markets with strong historical and prospective growth attributes. Growth in these markets will also serve a secondary objective of diversification of markets ultimately positioning 30% to 40% of the company's resources in the states of North Carolina and Virginia within the next two years. This growth will be achieved through a combination of bank and branch acquisitions and de novo branch operations. Current prospects for new areas of operation include eastern and northern Virginia from Chesapeake to Fredericksburg and Charlottesville and in North Carolina in and near the Triad and Charlotte. While these represent new markets for deposit services, the company has engaged in credit services in


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these areas for several years through account officers who regularly serve established customers in these markets. The company is also connected to the eastern Virginia markets through its network of mortgage banking offices doing business as United First Mortgage, a wholly-owned subsidiary of First Community Bank.

TECHNOLOGY INITIATIVES

The company currently possesses strong core technology in its central processing of all divisions. The flexibility and efficiency of in-house processing has been a hallmark of the company's financial success. Real time access to vital financial information and customer data serves as a guide to operational activities on a daily basis. In-house processing has also contributed substantially to the company's lower than average efficiency ratio.

The company was one of the first banks within its markets to implement image processing for customer checking accounts. Over 99% of all First Community customers receive imaged statements which provide the superior convenience in customer service and research and archival and which significantly reduces the cost of check processing. This check-imaging network is scalable and presents additional cost leveraging opportunities as the company continues its expansion of the branch network and core deposits. The imaging network also holds promise of supporting a future document imaging solution utilizing existing software and RAID disc storage and optical storage hardware.

A network of 27 ATM locations within the company's primary markets supplements the company's convenient network of branches. Currently under consideration is the upgrade and relocation of ATM's for improved utilization and enhancement of customer service. This project will involve the conversion of a number of locations from walk-in to drive-up facilities.

The company currently offers 24 hour electronic banking services through a point-to-point private network for PC Banking known as Xpress PC Banking and Xpress Cash Management. The company also supports 24 hour telephone banking for its customers through a central voice response unit. Both Xpress PC and Telephone Banking provide real-time information and update capability 24 hours a day. Xpress PC Banking includes capabilities for ACH origination, wire transfer and cash concentration for business customers.

Near-term initiatives in the company's Technology Plan include upgrade of the company's communication network, ATM upgrades, new platform origination software with a two-way upload of account data to the core processing system and the migration of PC Banking to an Internet based solution. Internet Banking will also include customer bill payment services and possible access to discount brokerage services.

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MANAGEMENT DESCRIPTION

Management of the company and the bank and its subsidiaries is led by John M. Mendez. Mr. Mendez is a Certified Public Accountant whose career began with seven years of Public Accounting concentrated in audit and consulting services to the financial services industry. Mr. Mendez joined the company as Chief Financial Officer in 1985 and advanced to Chief Administrative Officer and ultimately assumed the position of President and Chief Executive Officer of First Community Bancshares, Inc. in June of 2000. Mendez was appointed to the CEO position with the mission of continuing the expansion of the company in existing and new markets as well as initiating new services in insurance and mortgage banking. Immediately upon assuming operations, Mendez initiated a restructuring of the retail product set to better establish the company's position of the leading community banking organization within its existing markets and to better compete against local competitors for the retail banking services of young professionals and middle income customers. A combination of retail deposit products, new banking privileges and an intense marketing campaign were designed with particular emphasis on a gain in market share against lead competitor One Valley Bank which is currently in transition to the products, fee structure and systems of BB&T which acquired One Valley earlier in 2000.

Robert L. Buzzo who serves as the President of First Community Bank, N. A. brings 28 years of retail and commercial banking experience to the management team as well as a wealth of knowledge and relationships within the company's primary market. Buzzo has assumed primary responsibility for retail bank product pricing and and works closely with area executives and corporate staff in marketing and operations to design and maintain strategies for the growth of core deposits and net interest margin maintenance. Mr. Buzzo is a graduate of the School of Bank Administration at the University of Wisconsin.

E. Stephen Lilly serves as the Chief Operating Officer for both the Parent Company and First Community Bank. Mr. Lilly's broad banking experience with Key Centurion and BankOne provides a strong background for this very important position and his superior knowledge in technology and operations define one of the core competencies of the company, that being, its ability to leverage a strong in-house IT and check processing function. Mr. Lilly was instrumental in the successful deployment of one of the first fully- imaged backroom operations in the state of West Virginia and in the region. Beyond his IT knowledge and experience, Mr. Lilly serves as one of the key decision-makers for the company. Mr. Lilly's return to First Community Bank from a short assignment with another bank in Louisiana rounded out and essentially completed the FCBC management team.

Finance and Accounting are co-managed by Robert L. Schumacher and Kenneth P. Mulkey. Mssrs. Schumacher and Mulkey are Certified Public Accountants. Additionally, Mr. Schumacher is an Attorney and former Senior Trust Officer for the Company.

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Schumacher currently serves as the Senior Vice President-Finance and Mr. Mulkey as Chief Financial Officer for the subsidiary of the company and Acting Chief Financial Officer for the Parent organization.

Area Executives, which are known as CEOs for the nine banking divisions are all experienced banking executives in their own right and most have served in Chief Executive capacities for stand-alone banks either with other organizations or predecessors of First Community Bank.

MANAGEMENT CHANGES

In June 2000 the previous Chief Executive Officer of First Community Bancshares, Inc. terminated employment and was succeeded by Mr. Mendez. At this time Mssrs. Buzzo and Lilly were elevated to their current positions. These management changes resulted in a broader more dynamic management team with a division of responsibility between the holding company and the subsidiary bank. The division of executive responsibilities allows for focus on retail banking issues and corporate strategies while also providing a strong connection between the two areas of management. More importantly, the management changes resulted in a much more dynamic organization through the empowerment management philosophy brought to the company by Mr. Mendez. This has been illustrated in recent months in the implementation of new programs and completion of projects, which had lingered under the former management structure. In the short months since the management transition, the company has completed its core product redevelopment, launched complementary services such as OverdraftHonor, launched a major marketing campaign promoting these new services, completed the acquisition of Citizens Southern Bank, established a de novo wholesale mortgage operation, initiated branch development studies for the expansion of retail banking and completed a series of tax planning strategies, all of which have set the stage for improved operating performance. The rapid accomplishment of these objectives was made possible by the appropriate decentralization of authority and more effective utilization of management resources.

Public reception of the management changes has been extremely good as measured by local customers and the business community in general. Investor and stock market perception is unknown but is believed to be neutral to positive with no attribution of recent price declines to the management changes. Rather, it is believed that the recent price declines are attributable to the parallel decline in small cap financial stock indices, the decline in the stock market in general, recent increases in short interest rates and anticipation of a general slowing in the U.S. economy.

DIFFERENTIATING FACTORS

The company has firmly established itself as a community banking organization. What makes First Community Bank different from other companies who make this claim?

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The company's high level of autonomy provided to area banking divisions is punctuated by the maintenance of Chief Executives in each region. These executives are given full charge responsibility for regional pricing and substantially all decisions affecting local markets. All consumer loan decisions are made locally without regard to central approvals and most commercial loan decisions are made either by account officers or local discount committees as dictated by size. This means that local directors serving on discount committees are able to apply knowledge of local loan customers basing decisions on local credit reputation and standing as well as hard underwriting criteria.

The company has demonstrated its ability to assimilate new organizations and achieve necessary economies of scale while maintaining an appropriate level of personal customer service and local flavor. This has resulted in a network of what appears to be local community banks, which de-emphasizes the central organization in Bluefield Virginia. Local CEOs and, in some cases, local boards and discount committees.

The central organization is limited to providing functions, which can be done more effectively in a remote environment without impacting turnaround time, customer service and customer related decisions. Functions, which are currently handled on a central basis, are: Commercial Credit Review and Analysis, Information Technology and Check Processing, Internal Audit and Compliance and Marketing. Other functions have been considered for centralization but have been rejected because of possible negative customer impact and removal of discretion or necessary authority from the local branch network.

The company has traditionally operated with a very low efficiency ratio with a combination of strong net interest margin and low operating costs. The company's current efficiency ratio of 48% ranks the company high in the Virginia bank universe and its 49.95% efficiency contributed to the company's ranking of 84th in the 1999 high performing community bank review. Low overhead is a function of moderate facility cost, reasonable salary costs in the company's largest markets and the company's low cost of in-house data processing.

First Community Bancshares, Inc was ranked 84th among the 100 largest high performing banks in the ABA Banking Journal Banking's Top Performers for 1999. This ranking based on the strength of the company's 16.23% ROE in 1999 and the company's No. 1 ranking on ROE in the state of West Virginia in the years 1995, 1996, 1997 and 1998 are the result of a management and broad employee focus on financial goals and the requirement to achieve above average returns for the company's stockholders.


IMPACT OF CITIZENS SOUTHERN AQUISITION

The Citizen Southern Bank acquisition, which was completed in October 2000, is an illustration of the company's ability to consummate transactions, which expand the company's community bank franchise. Citizens Southern was formed as a community

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bank alternative to larger bank competitors such as BankOne and One Valley Bank.
The transaction has been well received by stockholders as indicated by their overwhelming approval. Public reception in the Beckley market is pending evaluation but is expected to be strong based on the retention of the entire staff of the bank and the continuation of management by Sam Elmore.

Citizens Southern was originally projected to create EPS dilution of 1%-2% in the first full year of operation. Current estimates indicate that Citizens Southern will contribute approximately $700,000 in the 2001 fiscal year thereby producing dilution on the lower end of this range. The net effect of Citizens Southern should be $.02 dilution, which is expected to be covered by $.12 per share growth in consolidated EPS excluding the impact Citizens Southern and resulting in a net increase of $.10 per share growth between 2000 projected and 2001 budgeted results.

Citizens Southern, now First Community Bank-Beckley offers opportunity for growth led by Sam Elmore. Mr. Elmore's years of retail and commercial banking experience position him as the pre-eminent banker in the Beckley region. His network of past and current banking customers provide a vast resource of future business that can be tapped now that Mr. Elmore has available, the higher lending limit and expanded services offered by First Community Bank. Mr. Elmore and the former Citizens branches should be particularly effective considering the impacts of the recent acquisition of One Valley Bank by BB&T and recent turmoil within competing City National Bank.

DE NOVO BRANCH ACTIVITIES

De novo branching activities are being evaluated for the Northern and Eastern Virginia areas as well as the Piedmont and Triad areas in North Carolina. Branch site evaluations are in progress in certain of these markets and options for staffing are being considered. Additional branch locations are also being considered for the Mercer County West Virginia and Tazewell County, Virginia markets.

Two new branches are possible for the 2001 fiscal year. Budgets for these branches are incomplete and start-up costs are unknown at this time but are believed to be immaterial to 2001 operations presuming late 2001 openings.

UNITED FIRST MORTGAGE

First Community Bank is the parent company of United First Mortgage (UFM), a mortgage-banking subsidiary that has been engaged in retail mortgage lending activities for over 11 years. UFM began an expansion of its retail offices and producers in late 1999. Unfortunately this was about the time that the retail mortgage market began its decline in mortgage originations. Modest operating losses ensued at UFM. Accordingly, the company curtailed the expansion in early 2000. UFM has since initiated an alternative strategy involving the establishment of a wholesale division designed to a) increase origination volume and b) enhance retail Service Released Premiums (SRPs). At


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November 30, 2000 the wholesale division is up and running under the supervision of a National Sales Manager and a new Marketing Specialist and Pipeline Manager. Early activity in the wholesale division suggests that sufficient volumes will be available under the wholesale operation to re-establish profitability. Further, new national investors and improved marketing techniques may have a positive effect on retail mortgage profitability.

INSURANCE ACTIVITIES AND OTHER NON-INTEREST REVENUES

The company has elected to pursue insurance agency activities through its participation in the Bankers Insurance Center (BIC). The BIC is a consortium of banks for the acquisition and operation of insurance agencies and the distribution of insurance products through existing bank branch networks. At the date of this report, the BIC has acquired two agencies and is preparing to rollout insurance marketing efforts in the first quarter of 2001. First Community Bank has a 3.29% interest in BIC and is currently training 22 representatives for licensing for the sale and referral of property and casualty and life and health insurance products. These activities are not expected to produce significant net revenues in 2001. However, as these services are expanded throughout the branch network and as cross-sell ratios increase in future years, it is anticipated that insurance commissions will be a significant contributor to non-interest revenues.

First Community Bank currently derives approximately 21% of its revenues from non-interest sources. This percentage may be significantly improved through the expansion of UFM operations into wholesale mortgage activities and ultimately through the addition of insurance sales and referrals.

ASSET QUALITY

Asset quality for the company is showing signs of improvement with recent reductions in non-performing assets of approximately $1.2 million and a reserve coverage ratio of 160% on non-performing loans. Additionally, the company has been successful in reducing 30 day and over delinquencies to its current low level of 1.79%.

DIVIDEND HISTORY

The company's financial plan incorporates a strong dividend payout objective of 48% to 50%. This payout ratio maintains capital ratios at levels that are designed to match asset growth rates in the company's existing markets. As the company expands into growth markets, it may become necessary to adjust the dividend payout ratio to provide for additional capital accumulation. However, at present, capital accumulation from earnings are sufficient to support realistic growth expectations and do not aggravate leverage maintenance objectives. The company's Stock Repurchase Plan is used to absorb excess capital accumulation over and above the reciprocal of the dividend payout.

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The actual dividend payout for 1999 and 2000 was 48%. This resulted in dividends of $.88 per share in 1999 and $.95 per share in 2000. These per share dividend amounts represent increases of 4.8% in 1999 and 8.0% in 2000.

CONCLUSION

The company's outlook for 2001 is good with strong operation results at present and the prospect of new services and strategies that should begin contribution in early 2001. Asset quality is improving with reductions in non-accrual loans and recent sales of idle properties. Overall loan delinquencies are at record lows with thirty day and over past dues at 1.79%.

Current estimates indicate 2000 EPS of $1.91 and 2001 earnings of $2.01 per share on expected net earnings of $18.25 million in 2001. The 2001 estimate includes the new contribution from the former Citizens Southern in Beckley West Virginia, the positive effects of the Just Checking and OverdraftHonor, and tax planning initiatives, but does not include the pro forma results of the newly established Wholesale Mortgage operation at UFM.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2000


                                   FIRST COMMUNITY BANCSHARES, INC.

                                   BY: /s/ Robert L. Schumacher
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                                       ROBERT L. SCHUMACHER,
                                       SENIOR VICE PRESIDENT,
                                       FINANCE